Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD SECOND QUARTER

Calhoun, Georgia, August 4, 2016 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2016 second quarter record net earnings of $255 million and diluted earnings per share (EPS) of $3.42, a 35% increase versus prior year. Excluding restructuring, acquisition and other charges, net earnings were $259 million and EPS was $3.47, a 29% increase over last year’s second quarter adjusted EPS. Net sales for the second quarter of 2016 were $2.3 billion, up 13.2% versus the prior year’s second quarter or approximately 12.1% increase on a constant days and currency exchange rate basis. For the second quarter of 2015, net sales were $2.0 billion, net earnings were $186 million and EPS was $2.53; excluding restructuring, acquisition and other charges, net earnings were $199 million and EPS was $2.69.
For the six months ending July 2, 2016, net earnings and EPS were $427 million and $5.73, respectively. Net earnings excluding restructuring, acquisition and other charges were $436 million and EPS was $5.85, an increase of 33% over the six-month period adjusted EPS result in 2015. For the six month period, net sales were $4.5 billion, an increase of 14% versus prior year as reported or 15% on a constant currency basis. For the six-month period ending July 4, 2015, net sales were $3.9 billion, net earnings were $209 million and EPS was $2.83; excluding restructuring, acquisition and other charges, net earnings and EPS were $324 million and $4.39.
Commenting on Mohawk Industries’ second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “We delivered our highest sales for any quarter in the company’s history, and our earnings per share set an all-time record for the company, marking the ninth consecutive quarter that

Mohawk has delivered a year over year record quarterly adjusted EPS. Our operating margin rose to a second quarter record of 15.2%, an increase of 270 basis points, or 15.4% on an adjusted basis, an increase of 160 basis points, as a result of productivity, sales volume, acquisitions and lower inputs, partially offset by investments in SG&A and unfavorable price-mix.
“Our innovations in products and processes, investments in efficiencies and integration of our acquisitions enhanced our performance during the quarter and provide a foundation for long-term growth. Our recent acquisitions are progressing as we broaden their strategies, leverage their distribution and provide additional resources. Across the enterprise, we are investing in marketing to support our product introductions and expand our distribution and sales.
“To optimize growth, we have initiated many capital projects that will enhance our performance this year and beyond by expanding our capacity and improving our efficiencies. We are in the final stages of the start-up of our new U.S. ceramic, LVT and outdoor rug operations as well as our European LVT plant. We have begun additional expansion projects to support growth across our product categories: LVT and premium laminate in the U.S. and Europe; ceramic tile in Mexico, Europe and Russia; and Continuum polyester carpet, engineered wood and utility mats in the U.S. This year, we anticipate our capital expenditures will exceed $600 million and will lead to higher future sales and profits.
“For the quarter, our Global Ceramic Segment sales were up 5% as reported; on a constant days and currency basis legacy sales were up 4%. Operating income for the segment rose approximately 16% to an operating margin of 17%, which benefited from higher volume, productivity and mix. Our North American ceramic business continued to grow as we increased sales personnel and distribution points. Our new Tennessee ceramic plant is ahead of schedule with the last line becoming operational in the third quarter. We are manufacturing higher value products at the facility, including 48-inch wood planks and color body porcelain tiles. We are focusing each of our North American plants on specific products to optimize productivity and increase their efficiency and quality. All of our Mexican ceramic capacity is being utilized, and we will double the capacity of our Salamanca plant by fall of next year. Our European ceramic sales continue to improve with expanded margins and improved mix. We have initiated the final phase of our Italian asset modernization, which will be completed during the first half of next year. We are enhancing our Bulgarian product offering, improving efficiencies and supplying product to Western European and U.S. markets. Despite the decline of the Russian economy and ceramic industry, our sales rose on a local currency basis with improvements in volume, price and mix.
“During the quarter, our Flooring North America Segment’s sales were up 7% as reported; the legacy sales were up 1% on a constant days basis. Operating income grew 25% to a margin of 12% as reported and grew 16% excluding restructuring charges to a margin of 13%, versus prior year. The segment’s profitability improved, as we increased investments in sales personnel, retail merchandising and samples. Residential carpet margins expanded as a result of our differentiated products, process innovations and investments that lowered our cost structure. We continue to strengthen our manufacturing performance with many process advances, higher yields and material enhancements. Commercial carpet sales increased as we strengthened our product offering and expanded our sales in all channels. New innovations in laminate are differentiating our products and expanding our market share. Our European operations are providing product to support our laminate growth until our new U.S. capacity is operational in the second half of next year. By the end of this year, we will install more engineered wood production to satisfy greater demand and produce higher value products. Our vinyl business continues to expand as we increase the product assortment and distribution of our LVT and sheet vinyl. By the end of next year, we will double our U.S. LVT capacity and enhance our capabilities in this fast growing category.
“For the quarter, our Flooring Rest of the World segment’s sales were up 51% as reported; on a constant days and currency basis legacy sales were up 5%. Operating income grew 91% as reported to a margin of 20% and grew 67% on a constant currency basis, excluding restructuring and integration charges, to a margin of 21%. Our flooring business continued to improve significantly, led by growth in premium laminate and LVT. Our laminate mix benefited from higher sales of our innovative new collections featuring more realistic visuals and water resistance. We are adding laminate capacity in

Europe to support the next generation of this unique technology. We are expanding sheet vinyl sales in commercial channels to improve our mix. LVT sales and margins increased as our mix and efficiencies improved. To satisfy our anticipated LVT growth, a new production line should be operational by the end of next year. During the period, our panel sales and margins expanded, and the integration of Xtratherm has enhanced our results.
“We are optimistic about our future performance as a result of our ongoing investments in people, products and assets. Our current booking trends have improved, and we anticipate that third quarter sales growth will be higher on a local basis. We expect continued margin expansion in all of our segments due to process improvements, operational innovations and greater efficiencies. Across the business, we are introducing differentiated new products and leveraging customer relationships to increase our market position. We are making significant investments to expand our capacity and grow sales in all of our products and geographies. Our LVT sales growth is accelerating, and our new plants are making gains in capacity, productivity and efficiency. Taking these factors into account, our third quarter EPS guidance is $3.40 to $3.49, excluding any restructuring charges.
“From 2013 through 2016, we will have invested about $2 billion in new assets to drive Mohawk’s profitability. We have substantially integrated our recent acquisitions, and with our strong organization and balance sheet we can exploit additional opportunities. In every region, our differentiated product collections, operational excellence and extensive customer relationships give us advantages so we can deliver strong results.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements.

Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, IVC, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, August 5, 2016, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 47343802. A replay will be available until Friday, September 2, 2016, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 47343802.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

Net sales	$2,310,336	2,041,733	4,482,382	3,922,910
Cost of sales	1,554,748	1,426,604	3,087,115	2,795,838
Gross profit	755,588	615,129	1,395,267	1,127,072
Selling, general and administrative expenses	404,896	359,313	798,903	827,482
Operating income	350,692	255,816	596,364	299,590
Interest expense	10,351	16,838	22,652	33,287
Other expense (income), net	(5,807)	2,928	(2,378)	1,845
Earnings before income taxes	346,148	236,050	576,090	264,458
Income tax expense	90,034	49,276	147,859	55,180
Net earnings including noncontrolling interest	256,114	186,774	428,231	209,278
Net earnings attributable to noncontrolling interest	926	282	1,495	440
Net earnings attributable to Mohawk Industries, Inc.	$255,188	186,492	426,736	208,838

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$3.44	2.54	5.76	2.85
Weighted-average common shares outstanding - basic	74,123	73,264	74,049	73,123

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.42	2.53	5.73	2.83
Weighted-average common shares outstanding - diluted	74,574	73,756	74,526	73,644

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$411,620	317,165	549,380	267,519
Depreciation and amortization	$101,215	88,011	201,408	173,667
Capital expenditures	$136,081	122,628	276,914	228,422

Consolidated Balance Sheet Data
(Amounts in thousands)
	July 2, 2016	July 4, 2015
ASSETS
Current assets:
Cash and cash equivalents	$112,049	171,087
Receivables, net	1,448,898	1,387,687
Inventories	1,660,131	1,592,403
Prepaid expenses and other current assets	298,125	303,871
Total current assets	3,519,203	3,455,048
Property, plant and equipment, net	3,243,838	3,014,751
Goodwill	2,322,735	2,294,214
Intangible assets, net	930,323	931,296
Deferred income taxes and other non-current assets	296,732	461,774
Total assets	$10,312,831	10,157,083
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,795,584	1,698,044
Accounts payable and accrued expenses	1,334,150	1,282,831
Total current liabilities	3,129,734	2,980,875
Long-term debt, less current portion	1,160,700	1,769,241
Deferred income taxes and other long-term liabilities	613,131	770,782
Total liabilities	4,903,565	5,520,898
Redeemable noncontrolling interest	23,683	21,304
Total stockholders' equity	5,385,583	4,614,881
Total liabilities and stockholders' equity	$10,312,831	10,157,083

Segment Information	Three Months Ended		As of or for the Six Months Ended
(Amounts in thousands)	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015

Net sales:
Global Ceramic	$829,794	789,802	1,603,520	1,509,630
Flooring NA	980,693	920,337	1,887,057	1,767,248
Flooring ROW	499,849	331,622	991,805	646,364
Intersegment sales	—	(28)	—	(332)
Consolidated net sales	$2,310,336	2,041,733	4,482,382	3,922,910

Operating income (loss):
Global Ceramic	$140,606	121,189	240,383	206,516
Flooring NA	118,946	95,143	194,297	19,951
Flooring ROW	101,062	53,052	180,599	97,693
Corporate and eliminations	(9,922)	(13,568)	(18,915)	(24,570)
Consolidated operating income	$350,692	255,816	596,364	299,590

Assets:
Global Ceramic			$4,054,351	3,950,088
Flooring NA			3,316,048	3,182,465
Flooring ROW			2,835,497	2,710,895
Corporate and eliminations			106,935	313,635
Consolidated assets			$10,312,831	10,157,083

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net earnings attributable to Mohawk Industries, Inc.	$255,188	186,492	426,736	208,838
Adjusting items:
Restructuring, acquisition and integration-related and other costs	6,020	18,485	13,738	31,014
Acquisitions purchase accounting (inventory step-up)	—	6,156	—	6,156
Legal settlement and reserves	—	2,000	—	127,000
Deferred loan costs	—	—	—	651
Income taxes	(2,342)	(14,490)	(4,620)	(50,043)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$258,866	198,643	435,854	323,616

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.47	2.69	5.85	4.39
Weighted-average common shares outstanding - diluted	74,574	73,756	74,526	73,644

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
July 2, 2016
Current portion of long-term debt and commercial paper	$1,795,584
Long-term debt, less current portion	1,160,700
Less: Cash and cash equivalents	112,049
Net Debt	$2,844,235

Reconciliation of Operating Income to Pro forma Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	October 3, 2015	December 31, 2015	April 2, 2016	July 2, 2016	July 2, 2016
Operating income	$288,734	249,242	245,672	350,692	1,134,340
Other (expense) income	(4,249)	(11,525)	(3,429)	5,807	(13,396)
Net (earnings) loss attributable to non-controlling interest	(798)	(446)	(569)	(926)	(2,739)
Depreciation and amortization	94,955	94,025	100,194	101,215	390,389
EBITDA	378,642	331,296	341,868	456,788	1,508,594
Restructuring, acquisition and integration-related and other costs	11,690	30,820	7,718	6,020	56,248
Acquisitions purchase accounting (inventory step-up)	7,160	21	—	—	7,181
Legal settlement and reserves	—	(2,520)	—	—	(2,520)
Release of indemnification asset	—	11,180	—	—	11,180
Acquisitions EBITDA	3,639	7,337	—	—	10,976
Pro forma Adjusted EBITDA	$401,131	378,134	349,586	462,808	1,591,659

Net Debt to Pro forma Adjusted EBITDA					1.8

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales	$2,310,336	2,041,733	4,482,382	3,922,910
Adjustment to net sales on constant shipping days	(37,849)	—	—	—
Adjustment to net sales on a constant exchange rate	16,048	—	41,928	—
Net sales on a constant exchange rate and constant shipping days	2,288,535	2,041,733	4,524,310	3,922,910
Less: impact of acquisition volume	(242,439)	(55,672)	(485,332)	(55,672)
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,046,096	1,986,061	4,038,978	3,867,238

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 2, 2016	July 4, 2015
Net sales	$829,794	789,802
Adjustment to net sales on constant shipping days	(12,940)	—
Adjustment to segment net sales on a constant exchange rate	15,730	—
Segment net sales on a constant exchange rate and constant shipping days	832,584	789,802
Less: impact of acquisition volume	(26,634)	(17,675)
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$805,950	772,127

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring NA	July 2, 2016	July 4, 2015
Net sales	$980,693	920,337
Adjustment to net sales on constant shipping days	(14,639)	—
Segment net sales on constant shipping days	966,054	920,337
Less: impact of acquisition volume	(45,100)	(10,036)
Segment net sales on constant shipping days excluding acquisition volume	$920,954	910,301

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 2, 2016	July 4, 2015
Net sales	$499,849	331,622
Adjustment to net sales on constant shipping days	(10,269)	—
Adjustment to segment net sales on a constant exchange rate	317	—
Segment net sales on a constant exchange rate and constant shipping days	489,897	331,622
Less: impact of acquisition volume	(170,705)	(27,961)
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$319,192	303,661

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	July 2, 2016	July 4, 2015
Gross Profit	$755,588	615,129
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	2,778	12,341
Acquisitions purchase accounting (inventory step-up)	—	6,156
Adjusted gross profit	$758,366	633,626

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	July 2, 2016	July 4, 2015
Selling, general and administrative expenses	$404,896	359,313
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3,241)	(6,144)
Legal settlement and reserves	—	(2,000)
Adjusted selling, general and administrative expenses	$401,655	351,169

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	July 2, 2016	July 4, 2015
Operating income	$350,692	255,816
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	6,020	18,485
Legal settlement and reserves	—	2,000
Acquisitions purchase accounting (inventory step-up)	—	6,156
Adjusted operating income	356,712	282,457
Adjustment to operating income on a constant exchange rate	4,372	—
Adjusted operating income on a constant exchange rate	$361,084	282,457

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 2, 2016	July 4, 2015
Operating income	$140,606	121,189
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	381	77
Acquisitions purchase accounting (inventory step-up)	—	1,932
Adjusted segment operating income	140,987	123,198
Adjustment to operating income on a constant exchange rate	2,420	—
Adjusted segment operating income on a constant exchange rate	$143,407	123,198

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	July 2, 2016	July 4, 2015
Operating income	$118,946	95,143
Adjustments to segment operating income:
Legal settlement and reserves	—	2,000
Restructuring, acquisition and integration-related and other costs	6,146	9,465
Acquisitions purchase accounting (inventory step-up)	—	1,167
Adjusted segment operating income	$125,092	107,775

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 2, 2016	July 4, 2015
Operating income	$101,062	53,052
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	(507)	5,109
Acquisitions purchase accounting (inventory step-up)	—	3,057
Adjusted segment operating income	100,555	61,218
Adjustment to operating income on a constant exchange rate	1,951	—
Adjusted segment operating income on a constant exchange rate	$102,506	61,218

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	July 2, 2016	July 4, 2015
Earnings before income taxes	$346,148	236,050
Noncontrolling interests	(926)	(282)
Adjustments to earning including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	6,020	18,485
Acquisitions purchase accounting (inventory step-up)	—	6,156
Legal settlement and reserves	—	2,000
Adjusted earnings including noncontrolling interests before income taxes	$351,242	262,409

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	July 2, 2016	July 4, 2015
Income tax expense	$90,034	49,276
Income tax effect of adjusting items	2,342	14,490
Adjusted income tax expense	$92,376	63,766

Adjusted income tax rate	26.4%	24.3%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves and acquisitions purchase accounting (inventory step-up) is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.